UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

__________

Premier Exhibitions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

This Current Report on Form 8-K (this “Current Report”) is being filed in connection with the completion on November 1, 2015 (the “Closing”) of the previously announced proposed business combination contemplated by the Merger Agreement entered into as of April 2, 2015 (the “Merger Agreement”), by and among Premier Exhibitions, Inc., a Florida corporation (the “Company”), Dinoking Tech Inc., a company existing under the laws of the Province of British Columbia (“Dinoking”), 1032403 B.C. Ltd., a company existing under the laws of the Province of British Columbia and wholly-owned subsidiary of the Company (“Exchangeco”), and Mr. Daoping Bao and Ms. Nancy Brenner, the shareholders of Dinoking (the “Dinoking Shareholders”) (as described in the Merger Agreement, the “Merger” or the “Transaction”).

Pursuant to the Merger Agreement, at the Closing the Company acquired all of the outstanding shares of Dinoking for total consideration of 1,434,720 shares of Exchangeco (“Exchangeable Shares”). The Exchangeable Shares are exchangeable for an aggregate of 1,434,720 shares of common stock of the Company pursuant to the terms of such shares and that certain Support Agreement entered into between the Company and Exchangeco at the Closing.  The Company has also issued to each of the Dinoking shareholders one share of a separate class of stock of the Company that provides for voting rights in the Company equal to the number of Exchangeable Shares held by such Dinoking shareholder (“Special Voting Shares”).

The Company has also agreed to future contingent payments to the Dinoking shareholders of up to an aggregate of approximately $8.6 million (the “Future Contingent Payments”) payable in either cash or shares of common stock of the Company upon the satisfaction of certain events by Dinoking or the execution by Dinoking of specified exhibition and joint venture agreements with third parties meeting the requirements set forth in that certain Success Payment Agreement, dated April 2, 2015, by and among the Company, Mr. Bao and Ms. Brenner, filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.2 (the “Success Payment Agreement”) to the Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2015 (the “Initial Form 8-K”).

Following the Closing and the conversion of the Note (as hereinafter defined) into shares of the Company’s common stock, but prior to any Future Contingent Payments, Mr. Bao and Ms. Brenner together with the lenders under the Note described below (the “DK Group”) own approximately 47% of the voting power of the Company.

The description of the Transaction contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to the Initial Form 8-K, and other exhibits to the Initial Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Corporate Governance Agreement

At the Closing, the Company, Mr. Daoping Bao and Ms. Nancy Brenner, entered into that certain Corporate Governance Agreement, pursuant to which the DK Group had the right as of the Closing to appoint up to four members of the Company’s board of directors, which was then required to be composed of seven members. If their ownership in the Company falls to between 10% and 30% of the shares of the Company, then the DK Group will have the right to appoint up to 30% of the members of the board of directors. If the DK Group holds in the aggregate less than 10% of the shares of the Company, then they will no longer be entitled to appoint members of the Company’s board of directors. These board appointment provisions also apply to each subsidiary of the Company. The Corporate Governance Agreement also required the Company’s board of directors to appoint Mr. Bao as the Executive Chairman of the Board and President of the Company, and each subsidiary of the Company, as of the Closing. The Corporate Governance Agreement also required the Company to enter into indemnification agreements and obtain directors’ and officers’ liability insurance coverage for Mr. Bao and each of the DK Group’s board appointees.

Support Agreement

The Company and Exchangeco also entered at the Closing into that certain Support Agreement, which sets forth terms related to the Exchangeable Shares and contains certain covenants governing the relationship between the Company and Exchangeco so long as Exchangeable Shares are outstanding.

Among other things, pursuant to the Support Agreement, the Company will not, without the prior approval of Exchangeco and the holders of the Exchangeable Shares, take certain actions unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of, the holders of Exchangeable Shares. Such actions include (i) issuing or distributing shares of the Company’s common stock to holders of the common stock by way of stock dividend or other distribution; (ii) issuing or distributing rights, options, warrants, or property to holders of the Company’s common stock entitling them to subscribe for or to purchase shares of the Company’s common stock; (iii) issuing or distributing to holders of the Company’s common stock shares or securities of the Company of any other class of capital stock of the Company or any rights, options, or warrants to purchase the same, evidences of indebtedness of the Company, or assets of the Company; (iv) subdividing, redividing, or changing the then outstanding shares of the Company’s common stock into a greater number of shares; (v) reducing, combining, or consolidating or changing the then outstanding shares of the Company’s common stock into a lesser number of shares; or (vi) reclassifying or otherwise changing the shares of the Company’s common stock or effecting an amalgamation, merger, reorganization, or other transaction affecting the Company’s common stock.

Registration Rights Agreement

In addition, at the Closing, the Company, Mr. Bao and Ms. Brenner entered into that certain Registration Rights Agreement, pursuant to which the Company is required to register with the SEC the shares of common stock of the Company held by Mr. Bao and Ms. Brenner and their permitted assigns upon demand at any time after the Closing. The parties will be required to provide customary mutual indemnities in connection with such registration.

The description of the Corporate Governance Agreement, Support Agreement and Registration Rights Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report and hereby incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in the Introduction above is incorporated herein by reference.

As previously disclosed in the Initial Form 8-K, in connection with the execution of the Merger Agreement, on April 2, 2015, the Company issued an Amended and Restated Secured Promissory Note and Guarantee (the “Note”) to Mr. Daoping Bao, as agent for the lenders listed therein, in the aggregate principal amount of $13,500,000.  The principal amount of the Note plus all accrued and unpaid interest automatically converted into 3,013,398 shares of common stock of the Company, at a conversion price of $4.48 per share, on October 30, 2015, the first business day after the Company’s shareholders have approved such conversion at the Special Meeting (as defined below).

The shares of common stock of the Company issuable upon exchange of the Exchangeable Shares issued in the Transaction, the Special Voting Shares, and the shares of common stock of the Company issued upon conversion of the Note were issued, as applicable, in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above and in Item 5.03 below relating to the Special Voting Shares and the Fourth Amendment to the Company’s Articles of Incorporation is incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

For accounting purposes, the Transaction is treated as a “reverse acquisition” and, as such, the historical financial statements of the accounting acquirer, Dinoking, will become the historical financial statements of the Company.

The financial statements of Dinoking as of and for the years ended December 31, 2014 and 2013 were audited by MNP LLP (“MNP”) and the financial statements for the Company for the years ended February 28, 2015 and February 28, 2014 were audited by Cherry Bekaert LLP (“Cherry Bekaert”). In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

On November 2, 2015, upon consummation of the Transaction, the audit committee of the Company’s board of directors dismissed MNP as an independent registered public accountant and approved the engagement of Cherry Bekaert (the Company’s independent registered public accountant) as a new independent registered public accountant for the post-transaction combined Company, such engagement to be effective immediately.

The report of MNP on the financial statements of Dinoking for the fiscal years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Additionally, during Dinoking’s two most recent fiscal years and the subsequent interim period through November 1 2015, there were no: (i) disagreements with MNP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of MNP, would have caused MNP to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided MNP with a copy of the disclosures contained in this Item 4.01 and requested MNP to furnish it with a letter addressed to the SEC stating whether it agrees with the those disclosures. The requested letter has been furnished and is filed herewith as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

As noted above in Item 4.01(a), on November 2, 2015, the audit committee of the Company’s board of directors determined that Cherry Bekaert will serve as the independent registered public accounting firm for the Company. During the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through November 1, 2015, neither Dinoking nor anyone acting on Dinoking’s behalf consulted with Cherry Bekaert in regard to Dinoking’s financial statements, which were audited by MNP, with respect to: (i) the application of accounting principles to a specific transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on Dinoking’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. Additionally, during the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through November 1 2015, no written report or oral advice was provided to Dinoking by Cherry Bekaert that was an important factor considered by Dinoking in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction, Items 1.01 and 3.02 above and Items 5.02 and 5.03 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Effective as of the Closing, the Company’s board of directors increased the size of the board to seven directors and, pursuant to the Corporate Governance Agreement, appointed Messrs. Daoping Bao, Michael Evans, Sid Dutchak and Mingcheng Tao as directors of the Company. Messrs. Douglas Banker, Rick Kraniak and Mark A. Sellers continue to serve as directors of the Company.

Effective as of the Closing, the committees of the Company’s board of directors were constituted as follows: (a) Audit Committee: Messrs. Evans (Chair), Dutchak and Kraniak; (b) Compensation Committee: Messrs. Kraniak (Chair), and Banker; and Corporate Governance and Nominating Committee: Messrs. Banker (Chair), and Sellers. The board of directors anticipates adding additional members to the Compensation Committee and the Corporate Governance and Nominating Committee at a later date. The Company’s board of directors has determined that all committee members are independent for the purposes of serving on the board and the committees on which they serve under the SEC’s rules and the listing standards of the NASDAQ and that Mr. Evans qualifies as an audit committee financial expert.

Although no decision has been made as to the compensation of the new directors, it is anticipated that Messrs. Evans, Dutchak and Tao will receive standard non-employee director compensation, as described in the Company’s definitive proxy statement filed with the SEC on September 16, 2015. As an executive officer of the Company, Mr. Bao will not receive additional compensation as a director. Except as described in this Current Report, none of the new directors was selected as a director pursuant to any arrangement or understanding with any other person and neither of them has any other reportable transactions under Item 404(a) of Regulation S-K.

Officers

Pursuant to the Corporate Governance Agreement, effective as of the Closing, Michael J. Little resigned as Interim President and Chief Executive Officer of the Company, and the Company’s board of directors appointed Mr. Bao as the Executive Chairman of Board, President and Chief Executive Officer of the Company.

Daoping Bao, age 55, brings over 20 years of creative entrepreneurial experience to his work, with significant success in museum exhibit design, filmmaking, manufacturing, business development, and capital fundraising. Mr. Bao has served as Chief Executive Officer of Dinoking for more than the last seven years, during which time Dinoking has primarily been engaged in the rental of animatronic dinosaurs, fossils and skeletons to indoor and outdoor exhibitions, primarily in Canada and the United States of America. Mr. Bao has worked throughout North America and Asia on diverse projects and business ventures. His innovative vision spans joint ventures and fossil exchanges, infrastructure and gaming projects, museum exhibit design, manufacturing facilities, gaming development and attractions development. Mr. Bao founded the leading animatronic manufacturing facility in Zigong, China as well as founded Dinoking Tech Inc., d/b/a Dinosaurs Unearthed, in 2006, in Canada. Both businesses are experiencing continued growth and expansion – a CCTV documentary on these businesses aired in China in July 2014. Mr. Bao is the creative visionary behind each of the exhibitions and expanding product lines. Prior to Dinosaurs Unearthed, Mr. Bao founded an international trading company, a merchant bank and an investment company that handled over $200 million in development transactions with Asia. Mr. Bao has also created successful businesses in the areas of film production, entertainment and the arts with an extensive network established in China. Mr. Bao also founded Paystone Technologies Corp., one of the first real-time online payment solution providers. Mr. Bao is a graduate of the Emily Carr University of Art and Design in Vancouver, with a major in Film and Video.

The board believes Mr. Bao’s vision and financial discipline along with his broad range of leadership and the ability to build successful businesses make him well-suited to serve as the Executive Chairman of the Board, President and Chief Executive Officer of the Company.

At the Closing, pursuant to the Merger Agreement, Mr. Bao received 1,271,994 Exchangeable Shares that are exchangeable for 1,271,994 shares of the Company’s common stock and may also receive either cash or additional shares of the Company’s common stock in connection with Future Contingent Payments.  In addition, as noted above, Mr. Bao acts as agent for the lenders under the Note, which on October 30, 2015 converted into shares of the Company’s common stock.  Mr. Bao is not one of the lenders under the Convertible Note.

Following the Closing and the conversion of the Note into shares of the Company’s common stock, but prior to any Future Contingent Payments, Mr. Bao is part of the DK Group that owns approximately 47% of the voting power of the Company.

Although no decision has been made as to Mr. Bao’s compensation package, it is expected that he will receive compensation in line with compensation payable to other similar executives in other similar stage companies within industries comparable to the Company.

Mr. Little continues as Chief Financial Officer and Chief Operating Officer of the Company.

Indemnification Agreements

Pursuant to indemnification agreements entered into by the Company with each director and executive officer of the Company (each, an “Indemnitee”) as of the Closing, the Company will, under the circumstances and to the extent provided for in the indemnification agreement, indemnify, and advance certain expenses to, the Indemnitee to the fullest extent permitted by applicable law. This summary of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.4 to this Current Report and is hereby incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On October 29, 2015, following shareholder approval at the Special Meeting as described below, pursuant to the Merger Agreement, the Company amended its Articles of Incorporation to create two new classes of Special Voting Shares designated as Class 1 Special Voting Stock (the “Class 1 Stock”) and Class 2 Special Voting Stock (the “Class 2 Stock”). A single share of Class 1 Stock and a single share of Class 2 Stock are authorized and outstanding. The share of Class 1 Stock and the share of Class 2 Stock are entitled to a number of votes with respect to any matter properly submitted to a vote of the Company’s shareholders equal to the number of Exchangeable Shares held by the holder of such share at the time of such vote, and except as otherwise required by law, the holders of the Company’s common stock and the holders of the Class 1 Stock and Class 2 Stock will vote together as a single class with the holders of the Company’s common stock on all matters properly submitted to a vote of the holders of the Company’s common stock, including the election of directors. The Class 1 Stock and the Class 2 Stock are identical; the Class 1 Stock has been issued to one Dinoking Shareholder, and the Class 2 Stock has been issued to another Dinoking Shareholder.

In the event of any liquidation, dissolution, or winding up of the Company, the holders of the Class 1 Stock and Class 2 Stock will not be entitled to receive any assets of the Company available for distribution to the Company’s shareholders. The share of the Class 1 Stock and the share of the Class 2 Stock will not be entitled to receive dividends and will not be redeemable. In addition, such shares cannot be converted into, or exchanged for, shares of any other series or class of capital stock of the Company. At such time as the Class 1 Stock or the Class 2 Stock has no votes attached to it because there are no Exchangeable Shares held by the holder of such stock, the share of Class 1 Stock or Class 2 Stock, as applicable, will be cancelled.

This description of the amendment to the Articles of Incorporation of the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment to the Articles of Incorporation of the Company, which is attached as Exhibit 3.1 to this Current Report and is hereby incorporated herein by reference.

Change in Fiscal Year

Pursuant to the approval of the Company’s board of directors, as of the Closing, the Company changed its fiscal year end from the end of February to December 31, which is the fiscal year of Dinoking. The Transaction is being accounted for as a reverse acquisition, with Dinoking regarded as the accounting acquirer. Commencing with the periodic report for the quarter ended September 30, 2015, the Company intends to file annual and quarterly reports based on the December 31 fiscal year end of Dinoking. In reliance on Section III.F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, the Company does not intend to file a transition report but, as noted in Item 9.01 below, this Current Report will be amended to provide required financial information within the time period specified in the instructions to Item 9.01 of Form 8-K.

Forward Looking Statements

Portions of this Current Report constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995, as amended. Additional information about risk factors that could lead to material changes in the Company’s performance is contained in the Company’s filings with the SEC and may be accessed at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

Financial Statement of Businesses Acquired

The financial statements of Dinoking are incorporated by reference to the Company’s definitive proxy statement filed with the SEC on September 16, 2015.

Pro Forma Financial Information

The pro forma financial statements are incorporated by reference to the Company’s definitive proxy statement filed with the SEC on September 16, 2015.

Additional financial statements and pro forma financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

Exhibits

Exhibit No.	Description
3.1	Fourth Amendment to the Company’s Articles of Incorporation.
10.1	Corporate Governance Agreement, dated as of November 1, 2015, by and among Premier Exhibitions, Inc., Mr. Daoping Bao and Ms. Nancy Brenner.
10.2	Support Agreement, dated as of November 1, 2015, by and between Premier Exhibitions, Inc. and 1032403 B.C. Ltd.
10.3	Registration Rights Agreement, dated as of November 1, 2015, by and among Premier Exhibitions, Inc., Mr. Daoping Bao and Ms. Nancy Brenner.
10.4	Form of Indemnification Agreement, a form of which is included as Exhibit A to the Corporate Governance Agreement and is incorporated herein by reference.
16.1	Letter from MNP LLP to the SEC.
23.1	Consent of MNP LLP, Independent Public Registered Accounting Firm of Dinoking Tech Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

	By:	/s/ Michael J. Little
Michael J. Little
Chief Financial Officer and Chief Operating Officer

Date: November 4, 2015